Exhibit 99.2

HEI La Jolla LLC
Marriott La Jolla

Financial Report
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

Contents

Financial statements

Balance sheet (unaudited)	1

Statements of operations (unaudited)	2

Statements of changes in member's equity (unaudited)	3

Statements of cash flows (unaudited)	4

Notes to financial statements (unaudited)	5-9

HEI La Jolla LLC

Balance Sheet (Unaudited)
March 31, 2016

Assets

Investment in hotel property, net	$83,425,533
Cash and cash equivalents	1,588,925
Restricted cash	898,911
Accounts receivable	2,830,469
Inventories	94,554
Prepaid expenses and other assets	637,728

$89,476,120

Liabilities and Member's Equity

Mortgage payable	$58,165,146
Accounts payable and accrued expenses	2,860,476
Advance deposits	199,587
Deferred revenue	3,833,334
Other liabilities	658,724
65,717,267

Member's equity	23,758,853

$89,476,120

See notes to financial statements (unaudited).

HEI La Jolla LLC

Statements of Operations (Unaudited)
Three Month Period Ended March 31, 2016 and 2015

	2016	2015
Revenue:
Rooms	$5,625,788	$5,145,048
Food and beverage	2,495,554	1,945,649
Other hotel revenue	456,614	368,001
	8,577,956	7,458,698

Expenses:
Hotel expenses:
Rooms	1,138,098	1,046,361
Food and beverage	1,341,452	1,358,395
Other hotel expenses	54,235	36,036
Administrative and general	659,696	416,123
Sales and marketing	471,129	461,503
Franchise fees	272,695	246,249
Property taxes, insurance, rent and other	334,783	342,181
Utilities	241,284	228,932
Repairs and maintenance	204,418	252,812
Management fees	257,276	223,761
Depreciation	1,230,155	1,207,429
	6,205,221	5,819,782

Income from operations	2,372,735	1,638,916

Other expenses:
Interest expense	454,395	426,356
Interest expense - amortization of deferred financing costs	36,971	36,971
	491,366	463,327

Net income	$1,881,369	$1,175,589

See notes to financial statements (unaudited).

HEI La Jolla LLC

Statements of Changes in Member's Equity (Unaudited)
Three Month Period Ended March 31, 2016 and 2015

Balance, January 1, 2015	$25,778,215
Contributions	365,000
Distributions	(1,340,643)
Net income	1,175,589

Balance, March 31, 2015	$25,978,161

Balance, January 1, 2016	$24,043,871
Distributions	(2,166,387)
Net income	1,881,369

Balance, March 31, 2016	$23,758,853

See notes to financial statements (unaudited).

HEI La Jolla LLC

Statements of Cash Flows (Unaudited)
Three Month Period Ended March 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income	$1,881,369	$1,175,589
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,230,155	1,207,429
Amortization of deferred financing costs	36,971	36,971
Changes in:
Accounts receivable	(2,010,142)	(681,941)
Inventories	1,334	5,185
Prepaid expenses and other assets	(210,896)	342,422
Accounts payable and accrued expenses	1,099,061	723,403
Advance deposits	39,653	25,650
Due to affiliates	—	(20,692)
Other liabilities	239,301	122,317
Deferred revenue	(62,500)	(62,500)
Net cash provided by operating activities	2,244,306	2,873,833

Cash flows from investing activities:
Additions to hotel operating property	(112,497)	(381,209)
Restricted cash	360,694	(248,418)
Net cash provided by (used in) investing activities	248,197	(629,627)

Cash flows from financing activities:
Payments on mortgage note payable	(330,000)	(330,000)
Member capital contributions	—	365,000
Member capital distributions	(2,166,387)	(1,340,643)
Net cash used in financing activities	(2,496,387)	(1,305,643)

(Decrease) increase in cash and cash equivalents	(3,884)	938,563

Cash and cash equivalents:
Beginning of period	1,592,809	1,178,511

End of period	$1,588,925	$2,117,074

Supplemental disclosure of cash flow information:
Interest paid	$445,032	$426,356

See notes to financial statements (unaudited).

HEI La Jolla LLC

Notes to Financial Statements (Unaudited)

Note 1.	Nature of Business and Significant Accounting Policies
HEI La Jolla LLC (the Company), a Delaware limited liability company, was formed on June 2, 2011, for the purpose of acquiring and operating the Marriot La Jolla Hotel (the Hotel), a 372-room full-service hotel located in La Jolla, California, with three food and beverage outlets, meeting and event space, an outdoor pool and sundeck, a 467-space parking garage, a fitness center and business center. On July 21, 2011, the Company acquired the Hotel for a purchase price of $82,000,000.

At March 31, 2016, the Company’s sole member is HEI Hospitality Fund Holdings III, L.P. (the Owner), a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, and all affairs of the Company will be completed and the certificate of formation will be canceled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On July 21, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements, as well as funding workers compensation premiums.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At March 31, 2016, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

HEI La Jolla LLC

Notes to Financial Statements (Unaudited)

Note 2.	Summary of Significant Accounting Policies (Continued)
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to 15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the three month period ended March 31, 2016 and 2015.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statements of operations.

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted this new guidance and presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its balance sheet as of March 31, 2016. This change did not affect the Company’s statements of operations, cash flows or changes in member’s equity.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

HEI La Jolla LLC

Notes to Financial Statements (Unaudited)

Note 2.	Summary of Significant Accounting Policies (Continued)

Fair value measurements: Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

As a part of the mortgage loan agreement, the Company obtained an interest rate cap pursuant to an interest rate protection agreement (Note 4) in order to hedge its interest rate exposure on the mortgage. During the three month period ended March 31, 2016 and 2015, the Company recognized no gain or loss on the interest rate cap. At March 31, 2016, the fair value of the interest rate cap is $1 and is included within prepaid expenses and other assets on the accompanying balance sheet. The interest rate cap is a Level 2 investment.

HEI La Jolla LLC

Notes to Financial Statements (Unaudited)

Note 2.	Summary of Significant Accounting Policies (Continued)
There were no significant transfers among Levels 1, 2 and 3 during the three month period ended March 31, 2016 and March 31, 2015.

Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the three month period ended March 31, 2016 and 2015, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At March 31, 2016, investment in hotel property consists of the following:

Land	$25,024,301
Buildings and improvements	66,624,298
Furniture, fixtures and equipment	10,782,097
102,430,696
Less accumulated depreciation	(19,005,163)
Investment in hotel property, net	$83,425,533

Note 4.	Mortgage Note Payable
During 2012, the Company obtained a mortgage on the Hotel whereby it received a loan of $39,000,000 with an initial maturity of May 3, 2015. On June 25, 2014, the Company amended this agreement by receiving principal of $21,000,000 and extending the maturity date to June 25, 2017. There are two options to extend, each for one-year, should the Company meet certain criteria as defined within the agreement. In addition, there are financial covenants that the Company needs to meet at the end of each year and in connection with the exercise of each of the one-year extensions.

The loan bears interest pursuant to an interest rate protection agreement (3.09 percent March 31, 2016) and requires monthly principal and interest payments over a forty-five year amortization period with a balloon payment due at maturity. As of March 31, 2016, outstanding borrowings were $58,165,146 which is net of unamortized deferred financing costs of $184,854.

At March 31, 2016, the future minimum payments of the mortgage note payable are as follows:

2016 (9 months)	$990,000
2017	57,360,000
$58,350,000

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

HEI La Jolla LLC

Notes to Financial Statements (Unaudited)

Note 5.	Related-Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the Hotel Property Management Agreement) and other services for the Hotel. Commencing on July 21, 2011, the initial term of the Hotel Property Management Agreement ends on June 30, 2026. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the three month period ended March 31, 2016 and 2015, the Company incurred $257,276 and $223,761, respectively, of base management fees. For the three month period ended March 31, 2016 and 2015, there were no incentive management fees incurred.

Note 6.	Franchise Agreement
The Company operates its Hotel pursuant to a franchise agreement with Marriott International, Inc. for a twenty-year period beginning July 21, 2011 (the Effective Date). In accordance with the terms of the agreement, the Company is required to pay monthly franchise fees of:

•
an amount equal to: (i) 4.0 percent of gross room sales from the Effective Date through the third anniversary of the Effective Date; (ii) 5.0 percent of gross room sales from the third anniversary of the Effective Date through the fifth anniversary of the Effective Date; and (iii) 6.0 percent of gross room sales from the fifth anniversary of the Effective Date through the remainder of the term of the franchise agreement; and

•
an amount equal to: (i) 2.0 percent of food and beverage sales from the Effective Date through the third anniversary of the Effective Date; (ii) 2.5 percent of food and beverage sales from the third anniversary of the Effective Date through the fifth anniversary of the Effective Date; and (iii) 3.0 percent of food and beverage sales from the fifth anniversary of the Effective Date through the remainder of the term of the franchise agreement;

Additionally, the Company is required to pay a marketing fee calculated as 1.0 percent of gross room sales of which is included within sales and marketing within the accompanying statements of operations.

In connection with the execution of the franchise agreement, the Company received $5,000,000 key money which is being amortized over the twenty-year term of the franchise agreement and recorded within franchise fees within the accompanying statements of operations. The outstanding liability is included in deferred revenue within the accompanying balance sheets. Franchise fees (including the amortization of key money liability) incurred for the three month period ended March 31, 2016 and 2015, were $272,695 and $246,249, respectively.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On May 19, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $137,000,000. The sale of the Hotel was completed on July 21, 2016. In connection with the sale, any existing amounts due under the mortgage note payable were paid off. HEI was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through October 6, 2016, the date the financial statements were available to be issued.